Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-165127) on Form S-8 of our report dated July 11, 2013, which appears in this annual report on Form 11-K of the BCB Community Bank 401(k) Plan for the year ended December 31, 2012.

/s/ ParenteBeard LLC
Clark, New Jersey
July 12, 2013